Exhibit 10.1

DEBT CONVERSION AGREEMENT

This Debt Conversion Agreement (this “Agreement”) dated March 4, 2021 (the “Effective Date”), is by and between, U.S. Energy Corp., a Wyoming corporation (the “Company”) and APEG Energy II, L.P. (the “Creditor”), each a “Party” and collectively the “Parties.”

W I T N E S S E T H:

WHEREAS, as of the date of this Agreement, the Company owes the Creditor an aggregate of $412,500 pursuant to the terms of that certain Secured Promissory Note issued by the Company to the Creditor on September 24, 20201 (which amount includes all principal and interest due to the Creditor from the Company as of the Effective Date)(the “Amount Owed”);

WHEREAS, the Company and the Creditor desire to convert the entire Amount owed into shares of restricted common stock of the Company at a conversion price equal to the lower of: (i) a 9.9% discount to the ten day volume weighted average price (“VWAP”) from the Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the 10 trading days immediately preceding the signing of Agreement which was $4.21 (the “Agreed Conversion Price” and the “Conversion”); and

WHEREAS, the Company and the Creditor desire to set forth in writing herein the terms and conditions of their agreement and understanding concerning Conversion.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties hereto agree as follows:

1. Consideration.

(a) Effective on the Effective Date, and in consideration and in full satisfaction of the forgiveness of the entire Amount Owed, the Company shall issue the Creditor an aggregate of 97,962 shares of restricted common stock of the Company (the “Shares”).

(b) The Shares shall be issued in book-entry/non-certificated form.

(c) Creditor represents that it is the sole owner of the Amount Owed and has good and marketable title to the Amount Owed, free and clear of any liens, claims, charges, options, rights of tenants or other encumbrances. Creditor has sole managerial and dispositive authority with respect to the Amount Owed.

1 https://www.sec.gov/Archives/edgar/data/101594/000149315220020151/ex10-17.htm

Debt Conversion Agreement
US Energy and APEG Energy II

2. Full Satisfaction.

Creditor agrees that it is accepting the Shares in full satisfaction of the Amount Owed which is being converted into Shares as described above and that as such, the Creditor will no longer have any rights of repayment against the Company as to the Amount Owed which is being converted into Shares according to this Agreement. Creditor further agrees that the Shares are being issued in full consideration of the Amount Owed.

3. Mutual Representations, Covenants and Warranties.

(a) The Parties have all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The Parties have duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery of this Agreement by the Parties hereto and thereto, this Agreement constitutes, the legal, valid and binding obligation of the Parties enforceable against each Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

(b) The execution and delivery by the Parties of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any law; or (b) constitute a breach or violation of any provision contained in the document(s) regarding organization and/or management of the Parties, if applicable; or (c) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which either the Company or the Creditor is a party or by which either the Company or the Creditor is bound or affected.

(c) The Parties hereby covenant that they will, whenever and as reasonably requested by the other Party hereto, at such acting Party’s sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as the other Party may reasonably require in order to complete, insure and perfect the transactions contemplated herein.

(d) Any individual executing this Agreement on behalf of a Party has the authority to act on behalf of such Party and has been duly and properly authorized to sign this Agreement on behalf of such Party.

Debt Conversion Agreement
US Energy and APEG Energy II

4. Representations of Creditor.

(a) Creditor is acquiring the Shares, for its own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act of 1933, as amended (the “Securities Act,” or the “Act”) in a manner which would require registration under the Securities Act or any state securities laws. Creditor can bear the economic risk of investment in the Shares, has knowledge and experience in financial business matters, is capable of bearing and managing the risk of investment in the Shares and is an “accredited investor” as defined in Regulation D under the Securities Act. Creditor recognizes that the Shares are not registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Shares is registered under the Securities Act or unless an exemption from registration is available. Creditor has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Shares for its particular tax and financial situation and its respective advisers, if such advisors were deemed necessary, have determined that the Shares are a suitable investment for it. Creditor has not been offered the Shares by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to Creditor’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising. Creditor has had an opportunity to ask questions of, and receive satisfactory answers from, the Company, or persons acting on behalf of the Company, concerning the terms and conditions of the Shares and the Company, and all such questions have been answered to the full satisfaction of Creditor. The Company has not supplied Creditor any information regarding the Shares or an investment in the Shares other than as contained in this Agreement, and Creditor is relying on its own investigation and evaluation of the Company and the Shares and not on any other information.

(b) Creditor understands and agrees that a legend has been or will be placed on any certificate(s) or other document(s) evidencing the Shares in substantially the following form:

‘‘THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS (I) THEY SHALL HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ANY APPLICABLE STATE SECURITIES ACT, OR (II) THE CORPORATION SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, SATISFACTORY TO COUNSEL FOR THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED UNDER ANY SUCH ACTS.”

Debt Conversion Agreement
US Energy and APEG Energy II

(c) Creditor hereby covenants that it will, whenever and as reasonably requested by the Company and at Creditor’s sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as the Company may reasonably require in order to complete, insure and perfect the transactions contemplated herein.

5. Miscellaneous.

(a) Assignment. All of the terms, provisions, and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

(b) Applicable Law. This Agreement shall be construed under and governed by the laws of the State of Texas, excluding any provision which would require the use of the laws of any other jurisdiction.

(c) Entire Agreement, Amendments, and Waivers. This Agreement constitutes the entire agreement of the Parties regarding the subject matter of the Agreement and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof. No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any Party hereto unless set forth in a document duly executed by such Party or an authorized agent of such Party.

(d) Headings; Gender. The paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement. All references in this Agreement as to gender shall be interpreted in the applicable gender of the Parties.

(e) Binding Effect. This Agreement shall be binding on the Company and each and Creditor. Upon such execution, this Agreement shall be binding on and inure to the benefit of each of the Parties and their respective heirs, successors, assigns, directors, officers, agents, employees, and personal representatives.

(f) Severability. Should any clause, sentence, paragraph, subsection, Section or Article of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the Parties agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom by the Parties, and the remainder will have the same force and effectiveness as if such stricken part or parts had never been included herein.

(g) Arm’s Length Negotiations. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions, and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

(h) Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re-execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Debt Conversion Agreement
US Energy and APEG Energy II

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above.

“Company”

U.S. Energy Corp.

/s/ Ryan L. Smith
Ryan L. Smith
Chief Executive Officer

“Creditor”

APEG Energy II, L.P.

By:	/s/ Paul Haarman
Its:	Paul Haarman

Printed Name:	Managing Partner

Debt Conversion Agreement
US Energy and APEG Energy II
Page 5 of 5